Exhibit 99.1

FactSet Research Systems Inc.

601 Merritt 7

Norwalk, Connecticut 06851

203.810.1000 / 203.810.1001 Fax

News Release FOR IMMEDIATE RELEASE	Contact: Rachel Stern FactSet Research Systems Inc. 203.810.1000

FactSet Research Systems Accelerates Revenue Growth to 14% during the Fourth Quarter of Fiscal 2011

•	ASV generated in the fourth quarter was $37 million, a new quarterly record

•	Non-GAAP earnings per share grew 17% to $0.96

•	An increase in the number of performance-based stock options that will vest resulted in an $0.08 charge to EPS

NORWALK, Conn., September 20, 2011 — FactSet Research Systems Inc. (NYSE:FDS) (Nasdaq: FDS), a leading provider of integrated global financial information and analytical applications for the investment community, today announced its results for the fourth quarter of fiscal 2011.

For the quarter ended August 31, 2011 revenues increased to $191.9 million, up 14% compared to the prior year. Operating income for the fourth quarter rose to $59.0 million from $57.4 million in the same period of fiscal 2010. Net income advanced to $40.9 million as compared to $39.3 million a year ago. Diluted earnings per share increased to $0.88, up from $0.83 in the same period of fiscal 2010. A pre-tax charge of $5.4 million or $0.08 per diluted share was recorded in the just completed fourth quarter related to an increase in the number of performance-based stock options that will vest.

GAAP financial measures including operating income, operating margin, net income and diluted earnings per share have been adjusted to report non-GAAP financial measures that exclude a pre-tax stock-based compensation charge of $5.4 million and prior year income tax benefits of $0.01 per diluted share. Non-GAAP operating income for the fourth quarter was up 12% to $64.4 million. Non-GAAP net income advanced 16% to $44.6 million and non-GAAP diluted earnings per share increased 17% to $0.96. A reconciliation between GAAP and non-GAAP financial measures is presented on page 8 of this press release.

Consolidated Statements of Income

(Condensed and Unaudited)

	Three Months Ended August 31,			Twelve Months Ended August 31,
(In thousands, except per share data)	2011	2010	Change	2011	2010	Change
Revenues	$191,939	$168,234	14.1%	$726,510	$641,059	13.3%
Operating income	58,990	57,430	2.7%	238,335	221,634	7.5%
Other income	194	72	169.4%	623	547	13.9%
Provision for income taxes	18,304	18,211	0.5%	67,912	71,970	(5.6)%
Net income	$40,880	$39,291	4.0%	$171,046	$150,211	13.9%
Diluted earnings per share	$0.88	$0.83	6.0%	$3.61	$3.13	15.3%
Diluted weighted average shares	46,595	47,280		47,355	48,004

“Our positive fourth quarter results continue to demonstrate the success FactSet is having in the marketplace,” said Philip A. Hadley, Chairman and Chief Executive Officer. “In the fourth quarter, ASV grew $37 million, a quarterly record. In the past 12 months, our annual revenue growth rate improved 600 basis points to 14%, illustrative of our growing market share.”

Annual Subscription Value (“ASV”)

ASV advanced $37 million during the quarter. ASV was $779 million at August 31, 2011, up 14% organically over the prior year. Of this total, 82% is derived from buy-side clients and the remainder is from the sell-side firms who perform M&A advisory work and equity research. ASV at any given point in time represents the forward-looking revenues for the next 12 months from all services currently being supplied to clients.

Financial Highlights – Fourth Quarter of Fiscal 2011

•	ASV from U.S. operations was $533 million and $246 million was related to international operations.

•	U.S. revenues were $132 million, up 15% from the year ago quarter.

•	Non-U.S. revenues rose 12% to $60 million as compared to the same period in fiscal 2010.

•	Non-GAAP operating margin was 33.6%.

•	Non-GAAP operating income was up 12% compared to the prior year, while non-GAAP diluted EPS advanced 17%.

•	Quarterly free cash flow was $64 million, up from $63 million in the year ago quarter.

•	Cash and investments in marketable securities were $182 million at August 31, 2011.

•	The effective tax rate for the fourth quarter was 30.9% as compared to 31.7% a year ago.

Operational Highlights – Fourth Quarter of Fiscal 2011

•	Professionals using FactSet increased 5% to 48,100, up 2,500 users over the past three months.

•	Client count was 2,237 at August 31, a net increase of 50 clients during the quarter.

•

Annual client retention was greater than 95% of ASV, consistent with last year. On a client basis, the annual retention rate improved to 92% of clients at August 31 as compared to 90% a year ago, reflecting a reduction in client turnover.

•	Employee count was 5,251 at August 31, an increase of 446 employees during the quarter.

•	Capital expenditures were $6.5 million with approximately $3.9 million for computer equipment and the remainder for office expansions.

•	A regular quarterly dividend of $12.2 million or $0.27 per share was paid on September 20, 2011, to common stockholders of record as of August 31, 2011.

•	The Company repurchased 890,000 shares for $84 million during the fourth quarter. At August 31, 2011, $142 million remains authorized for future repurchases.

•	Common shares outstanding were 45.1 million at August 31, 2011.

Fiscal 2011 Highlights

•	Revenues increased 13% to $727 million.

•	Diluted earnings per share rose 15% to $3.61.

•	Free cash flow generated over the last twelve months was $178 million.

•	Accounts receivable increased $15 million over the last 12 months while ASV is up $93 million over the same period.

•	Users of FactSet advanced 12% or 5,300 professionals since August 31, 2010.

•	Added a net increase of 127 clients over the last twelve months.

•	Employee count rose 28% to 5,251, up 1,135 employees from a year ago.

•

Capital expenditures were $28 million, net of landlord contributions for construction of $1.4 million. Approximately 68% of capital expenditures were for computer equipment and the remainder for office expansions.

•	FactSet increased its quarterly dividend 17% from $0.23 to $0.27 per share in May 2011.

•	FactSet was named one of Fortune’s “100 Best Companies to Work For,” marking the Company’s third appearance on the list in the last four years.

•	FactSet Europe was named one of the “UK’s 50 Best Workplaces” for the third year in a row.

Business Outlook

The following forward-looking statements reflect FactSet’s expectations as of September 20, 2011. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

First Quarter Fiscal 2012 Expectations

•	Revenues are expected to range between $195 million and $198 million.

•	EPS should range between $0.98 and $1.00.

Full Year Fiscal 2012

•	The 2012 guidance for capital expenditures, net of landlord contributions, is $22 million to $30 million.

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The projected annual effective tax rate is 31.0%. This rate assumes the U.S. Federal R&D tax credit is reenacted for calendar year 2012 as the tax credit is set to expire on January 1, 2012. If the R&D tax credit expires, the annual effective tax rate would rise to 31.5%.

Conference Call

The Company will host a conference call today, September 20, 2011, at 11:00 a.m. (EDT) to review the fourth quarter fiscal 2011 earnings release. To listen, please visit the investor relations section of the Company’s website at www.factset.com.

Forward-looking statements

This news release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the Company’s strategy for growth, product development, market position, subscriptions, expected expenditures and financial results are forward-looking statements. Forward-looking statements may be identified by words like “expected,” “anticipates,” “plans,” “intends,” “projects,” “should,” “indicates,” “continues,” “subscriptions” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in FactSet’s filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K and quarterly reports on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, the current status of the global economy; the ability to integrate newly acquired companies and businesses; the stability of global securities markets; the ability to hire qualified personnel; the maintenance of the Company’s leading technological position; the impact of global market trends on the Company’s revenue growth rate and future results of operations; the negotiation of contract terms with corporate vendors, data suppliers and potential landlords; the retention of key clients; the successful resolution of ongoing audits by tax authorities; the continued employment of key personnel; the absence of U.S. or foreign governmental regulation restricting international business; and the sustainability of historical levels of profitability and growth rates in cash flow generation.

About Non-GAAP Financial Measures

Financial measures in accordance with generally accepted accounting principles (“GAAP”) including operating income, operating margin, net income and diluted earnings per share have been adjusted to report non-GAAP financial measures. These measures exclude a pre-tax charge of $5.4 million related to an increase in the number of performance-based stock options that will vest. The stock-based compensation charge reduced GAAP operating income by $5.4 million, GAAP diluted earnings per share by $0.08 and GAAP operating margin by 290 basis points. Non-GAAP operating income for the quarter was $64.4 million, up 12%. Non-GAAP net income advanced 16% to $44.6 million and non-GAAP diluted earnings per share increased 17% to $0.96.

FactSet uses these non-GAAP financial measures, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the businesses. The Company believes that these financial measures and the information they provide are useful to investors because it permits investors to view the Company’s performance using the same tools that management uses to gauge progress in achieving its goals. Investors may benefit from referring to these non-GAAP financial measures in assessing the Company’s performance and when planning, forecasting and analyzing future periods and may also facilitate comparisons to its historical performance. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see page 8 of this release.

About Non-GAAP Free Cash Flow

The presentation of free cash flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The GAAP financial measure, cash flows provided by operating activities, has been adjusted to report non-GAAP free cash flow that includes the cash cost for taxes and changes in working capital, less capital expenditures. Included in the just completed fourth quarter was $70.1 million of net cash provided by operations and $6.5 million of capital expenditures. Over the last twelve months, net cash provided by operations was $207 million and capital expenditures were $29 million. Non-GAAP free cash flow is not intended as an alternative measure of cash flows provided by operating activities, as determined in accordance with GAAP. FactSet uses this financial measure, both in presenting its results to stockholders and the investment community, and in the Company’s internal evaluation and management of the businesses. Management believes that this financial measure is useful to investors because it permits investors to view the Company’s performance using the same metric that management uses to gauge progress in achieving its goals and is an indication of cash flow that may be available to fund further investments in future growth initiatives.

About FactSet

FactSet Research Systems Inc. combines integrated financial information, analytical applications, and client service to enhance the workflow and productivity of the global investment community. The Company, headquartered in Norwalk, Connecticut, was formed in 1978 and now conducts operations along with its affiliates from more than twenty-four locations worldwide, including Boston, New York, Chicago, San Mateo, London, Amsterdam, Frankfurt, Paris, Milan, Dubai, Tokyo, Hong Kong, Mumbai and Sydney.

FactSet Research Systems Inc.

Consolidated Statements of Income - Unaudited

	Three Months Ended August 31,		Twelve Months Ended August 31,
(In thousands, except per share data)	2011	2010	2011	2010
Revenues	$191,939	$168,234	$726,510	$641,059

Operating expenses
Cost of services	65,477	53,918	244,623	206,550
Selling, general and administrative	67,472	56,886	243,552	212,875

Total operating expenses	132,949	110,804	488,175	419,425

Operating income	58,990	57,430	238,335	221,634

Other income	194	72	623	547

Income before income taxes	59,184	57,502	238,958	222,181

Provision for income taxes	18,304	18,211	67,912	71,970

Net income	$40,880	$39,291	$171,046	$150,211

Diluted earnings per common share	$0.88	$0.83	$3.61	$3.13
Weighted average common shares (Diluted)	46,595	47,280	47,355	48,004

FactSet Research Systems Inc.

Consolidated Statements of Financial Condition - Unaudited

(In thousands)	August 31, 2011	August 31, 2010
ASSETS
Cash and cash equivalents	$181,685	$195,741
Accounts receivable, net of reserves	75,004	59,693
Deferred taxes	4,008	2,812
Other current assets	12,473	6,899

Total current assets	273,170	265,145
Property, equipment, and leasehold improvements, net	81,620	79,495
Goodwill	228,265	221,991
Intangible assets, net	46,310	52,179
Deferred taxes	20,166	19,601
Other assets	7,909	6,197

Total assets	$657,440	$644,608

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$24,603	$23,976
Accrued compensation	41,536	48,607
Deferred fees	28,252	25,034
Taxes payable	2,867	1,073
Dividends payable	12,165	10,586

Total current liabilities	109,423	109,276
Deferred taxes	3,712	3,731
Taxes payable	7,204	7,346
Deferred rent and other non-current liabilities	21,913	21,849

Total liabilities	$142,252	$142,202

Stockholders’ Equity
Common stock	$614	$601
Additional paid-in capital	432,538	344,144
Treasury stock, at cost	(824,382)	(607,798)
Retained earnings	912,078	786,844
Accumulated other comprehensive loss	(5,660)	(21,385)

Total stockholders’ equity	515,188	502,406

Total liabilities and stockholders’ equity	$657,440	$644,608

FactSet Research Systems Inc.

Consolidated Statements of Cash Flows - Unaudited

	Twelve Months Ended August 31,
(In thousands)	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$171,046	$150,211
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	36,847	37,343
Stock-based compensation expense	25,773	14,065
Deferred income taxes	(1,806)	(5,827)
Gain on sale of assets	(22)	(80)
Tax benefits from share-based payment arrangements	(18,331)	(24,492)
Changes in assets and liabilities, net of effects of acquisition
Accounts receivable, net of reserves	(15,311)	3,883
Accounts payable and accrued expenses	188	(1,308)
Accrued compensation	(7,882)	7,440
Deferred fees	3,219	(7,759)
Taxes payable, net of prepaid taxes	20,387	35,781
Prepaid expenses and other assets	(6,597)	281
Landlord contributions	1,354	483
Other working capital accounts, net	(1,729)	1,059

Net cash provided by operating activities	207,136	211,080

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of business, net of cash acquired	—	(55,180)
Purchases of property, equipment and leasehold improvements, net of proceeds from dispositions	(29,343)	(20,768)

Net cash used in investing activities	(29,343)	(75,948)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividend payments	(43,949)	(38,494)
Repurchase of common stock	(216,584)	(192,816)
Proceeds from employee stock plans	43,079	55,250
Tax benefits from share-based payment arrangements	18,331	24,492

Net cash used in financing activities	(199,123)	(151,568)
Effect of exchange rate changes on cash and cash equivalents	7,274	(4,143)

Net decrease in cash and cash equivalents	(14,056)	(20,579)
Cash and cash equivalents at beginning of period	195,741	216,320

Cash and cash equivalents at end of period	$181,685	$195,741

Reconciliation of Non-GAAP Financial Measures

Financial measures in accordance with GAAP including operating income, operating margin, net income and diluted earnings per share have been adjusted in this earnings release to report non-GAAP financial measures. FactSet uses these non-GAAP financial measures, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the businesses. The Company believes that these financial measures and the information they provide are useful to investors because it permits investors to view the Company’s performance using the same tools that management uses to gauge progress in achieving its goals. Non-GAAP measures may also facilitate comparisons to FactSet’s historical performance.

(Unaudited)	Three Months Ended August 31,			Twelve Months Ended August 31,
	2011	2010	Change	2011	2010	Change
GAAP Diluted earnings per common share	$0.88	$0.83	6.0%	$3.61	$3.13	15.3%
Incremental stock-based compensation, net of tax (a)	0.08	—		0.11
Income tax benefits (b)	—	(0.01)		(0.13)	(0.04)

Non-GAAP diluted earnings per share	$0.96	$0.82	17.1%	$3.59	$3.09	16.2%

(In thousands, except per share data)	Fiscal 2011 Results by Quarter
	Q1	Q2	Q3	Q4	YTD ‘11
Revenues	$173,289	$177,635	$183,647	$191,939	$726,510

GAAP Operating income	$59,429	$58,093	$61,823	$58,990	$238,335
Incremental stock-based compensation (a)	—	2,451	—	5,414	7,865

Non-GAAP Operating income	$59,429	$60,544	$61,823	$64,404	$246,200
Non-GAAP Operating margin	34.3%	34.1%	33.7%	33.6%	33.9%

Net income	$41,601	$45,254	$43,311	$40,880	$171,046
Incremental stock-based compensation, net of tax (a)	—	1,692	—	3,736	5,428
Income tax benefits (b)	(1,414)	(4,912)	—	—	(6,326)

Non-GAAP Net income	$40,187	$42,034	$43,311	$44,616	$170,148

GAAP Diluted earnings per share	$0.88	$0.95	$0.92	$0.88	$3.61
Non-GAAP Diluted earnings per share	$0.85	$0.89	$0.92	$0.96	$3.59
Weighted average shares (Diluted)	47,487	47,427	47,154	46,595	47,355

(a)	To add-back incremental stock-based compensation related to an increase in the estimated number of performance-based options that will vest. The revised estimate reflects a higher performance level than previously estimated and accordingly, increased the number of performance-based options that will vest and be expensed. Refer to the Company’s previously filed quarterly reports on Form 10-Q filed with the Securities and Exchange Commission for further information regarding performance-based options.
(b)	To exclude income tax benefits from finalizing prior years’ tax returns and the reenactment of the U.S. Federal R&D credit in December 2010.